Exhibit 10.1

ASPEN AEROGELS, INC.

Performance Share Unit Award Grant Notice

Performance Share Unit Award Under the

Aspen Aerogels 2023 Equity Incentive Plan

1. Name and Address of Participant:

2. Date of Grant:

3. Target Number of Performance Share Units (or “Target PSUs”):

4. Performance Period:	The three-year period beginning on January 1, 2025 and ending on December 31, 2027

5. Vesting Date:	The third anniversary of the Date of Grant

6. Index Constituents:

Each company that is included in the Russell 2000 Index on both the first day and the last day of the Performance Period; provided, however, that if a company that is included in the Russell 2000 files for bankruptcy or liquidates due to insolvency during the Performance Period, such company shall continue to be treated as an Index Constituent and such company will be deemed to have a negative one hundred percent (-100%) TSR for the Performance Period

7. rTSR Percentile:

The percentile ranking of the Company’s TSR among the TSRs of the Index Constituents for the Performance Period. In the event that the Company’s TSR for the Performance Period is equal to the TSR of more or more other Index Constituents for the Performance Period, the Company’s rTSR Percentile will be determined by ranking the Company’s TSR as greater than the TSR of each of such other Index Constituent.

8. TSR:

With respect to the Company and each other Index Constituent, total stockholder return determined by the following formula:

TSR = (Ending Price – Beginning Price) + Dividend Value)

/ Beginning Price

Where:

“Ending Price” means the volume-weighted average of the closing market prices of the applicable company’s common stock for the twenty (20) consecutive trading days ending on the last trading day of the Performance Period,

“Beginning Price” means the volume-weighted average of the closing market prices of the applicable company’s common stock for the twenty (20) consecutive trading days ending on the last trading day before the first trading day of the Performance Period, and

“Dividend Value” means all dividends and other distributions paid by the applicable company with respect to its common stock during the Performance Period, with the amount of such dividends and other distributions deemed reinvested in common stock of the applicable company based on the closing market price of such company’s common stock on the date on which the dividend or other distribution is paid.

9. Payout Schedule:
	rTSR Percentile	Percentage of Target PSUs Earned
	75th Percentile or above	200% (maximum)
	50th Percentile	100% (target)
	25th Percentile	50% (threshold)
	Below 25th Percentile	0%

For rTSR Percentile achievement between the threshold and target levels, or between the target and maximum levels indicated above, the percentage of the Target PSUs earned in accordance with the Payout Schedule above will be determined by straight line interpolation.

The Company and the Participant acknowledge receipt of this Performance Share Unit Award Grant Notice and agree to the terms of the Performance Share Unit Agreement attached hereto and incorporated by reference herein, the Aspen Aerogels 2023 Equity Incentive Plan and the terms of this Performance Share Unit Award as set forth above.

ASPEN AEROGELS, INC.

By:
Name:
Title:

Participant

Participant ID Number

ASPEN AEROGELS, INC.

PERFORMANCE SHARE UNIT AGREEMENT -

INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the Date of Grant set forth in the Performance Share Unit Award Grant Notice between Aspen Aerogels, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Performance Share Unit Award Grant Notice (the “Participant”).

WHEREAS, the Company has adopted the Aspen Aerogels 2023 Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees, Directors and Consultants of the Company and its Subsidiaries;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant an award of performance share units (“PSUs”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth and in the Performance Share Unit Award Grant Notice and incorporated by reference herein;

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Award. The Company hereby grants to the Participant the Target Number of Performance Share Units (or “Target PSUs”) set forth in the Performance Share Unit Award Grant Notice (the “Award”). As provided herein, the number of PSUs (if any) that may become earned and vested under the Award may range from 0% to 200% of the Target PSUs, and each vested PSU earned and vested hereunder (if any) shall represent a right to receive one Share, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. Determination of Performance Achievement.

(a) Within ninety days after the end of the Performance Period, the Committee will certify the Company’s rTSR Percentile for the Performance Period and the percentage (if any) of the Target PSUs earned in accordance with the Payout Schedule set forth in the Performance Share Unit Award Grant Notice, which may range from 0% to 200% of the Target PSUs, depending upon the Company’s rTSR Percentile.

(b) In the event that the Company’s rTSR Percentile for the Performance Period is below the threshold level set out in the Payout Schedule set forth in the Performance Share Unit Award Grant Notice, all unvested PSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

3. Vesting of Award.

(a) Subject to the terms and conditions set forth in this Agreement and the Plan, the number of PSUs (if any) earned based upon the Company’s rTSR Percentile, as certified by the Committee pursuant to Section 2 of this Agreement, shall vest in full on the Vesting Date set forth in the Performance Share Unit Award Grant Notice, provided that the Participant remains in the Continuous Service of the Company or a Subsidiary through the Vesting Date.

(b) Except as otherwise set forth in this Agreement or as otherwise determined by the Committee, in its discretion, if the Participant’s Continuous Service ceases for any reason prior to the Vesting Date, then as of the date on which the Participant’s Continuous Service is terminated all unvested PSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

(c) Notwithstanding the foregoing, upon the occurrence of a Change in Control prior to the Vesting Date and during the Participant’s Continuous Service, the vesting of the Performance Share Units will be governed by the applicable provisions of Section 21 of the Plan, and for purposes of Section 21 of the Plan, “Good Reason” shall, with respect to the Participant, have the meaning (if any) set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Subsidiary, or, in the absence of any such agreement that defines the term, “Good Reason” shall mean: (i) any material breach by the Company of any employment agreement with the Participant that is not cured by the Company within thirty (30) days after written notice specifying in reasonable detail the nature of such material breach is provided to the Company by the Participant; (ii) the demotion of the Participant such that the Participant no longer serves in the position specified in his or her employment agreement (or if there is no such agreement in effect, the position held by the Participant on the Date of Grant) or a material reduction in the Participant’s current duties and authority in such position, in each case without his or her consent; (iii) the written demand by the Company for the Participant to relocate or commute more than 40 miles from Northborough, Massachusetts without his or her consent; or (iv) any material reduction by the Company in the Participant’s base salary without the Participant’s consent.

(d) Further notwithstanding the foregoing, in the event the Participant’s Continuous Service ceases prior to the Vesting Date by reason of the Participant’s death or permanent and total disability as defined in Section 22(e)(3) of the Code (“Disability”), this Performance Share Unit Award shall vest to the extent of a pro rata portion of the PSUs (if any) earned in accordance with the Payout Schedule set forth in the Performance Share Unit Award Grant Notice based on the Company’s actual rTSR Percentile achieved for the full Performance Period, as certified by the Committee pursuant to Section 2 of this Agreement. The proration shall be based upon the number of days of the Participant’s Continuous Service during the Performance Period.

4. Settlement of Vested PSUs. Within 5 days after the Vesting Date (or such other date as any PSUs become vested in accordance with this Agreement), the Company shall deliver a number of Shares equal to the number of vested PSUs to the Participant (or in the event of the Participant’s death, to the Participant’s designated beneficiary, if any (“Beneficiary”), or if none, to the Participant’s estate), all in accordance with this Agreement and the Plan.

5. Prohibitions on Transfer and Sale. This Award (including any additional PSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, provided that the Company may permit the Participant to designate a Beneficiary to receive payment of any vested PSUs in the event of the Participant’s death. Except as provided in the previous sentence, any Shares to be issued pursuant to this Agreement shall be issued, during the Participant’s lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon this Award shall be null and void. By way of illustration, and without limiting the foregoing, this Award shall not be transferable by domestic relations order.

6. Adjustments. The number and kind of PSUs and the corresponding Shares are subject to adjustment as provided in Section 16 of the Plan.

7. Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of Shares shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Shares to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason or there is a restriction under foreign law, a Participant will not be able to transfer or sell any of the Shares issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to resell his or her Shares, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Shares or permit the resale of any Shares if such issuance or resale would violate any applicable securities law, rule or regulation.

8. Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the PSUs subject to this Agreement.

9. Incorporation of the Plan. The Participant specifically understands and agrees that the PSUs and any Shares to be issued under this Agreement will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

10. Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to this Award or the Shares to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the parties agree that to the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the settlement of the PSUs, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the fair market value of the Shares on the applicable date); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Notwithstanding the foregoing, (a) to the extent permitted by the Committee, the Participant may elect, in accordance with procedures adopted by the Company from time to time, to pay or provide for payment of the required tax withholding, and (b) in the event that the Company or any Subsidiary is required to withhold taxes at any time other than upon delivery of the Shares, the Company may withhold applicable taxes from other compensation payable to the Participant or require the Participant to make arrangements satisfactory to the Company to provide for such tax withholding.

11. Participant Acknowledgements and Authorizations. The Participant acknowledges the following:

(a) The Company is not by the Plan or this Award obligated to continue the Participant as an Employee, Director or Consultant of the Company or of a Subsidiary.

(b) The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c) The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d) The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e) The value of this Award is an extraordinary item of compensation outside of the scope of any employment or service. As such, the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the Shares is unknown and cannot be predicted with certainty.

12. Data Privacy. In order to administer the Plan, the Company may process personal data about the Participant. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. The Participant hereby gives explicit consent to the Company to process any such personal data. The Participant also gives explicit consent to the Company to transfer any such personal data outside the country in which the Participant works or is employed, including, if the Participant is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

13. Electronic Delivery. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver, including, but not limited to, the Plan document, Plan Summary and Prospectus, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications (“Prospectus Information”) in connection with this and any other Award made or offered under the Plan. The Participant has the right at any time to request that the Company deliver written copies of any and all Prospectus Information at no charge. The Participant also hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such Prospectus Information that the Company may elect to deliver and agrees that the Participant’s electronic response or signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.

14. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Attention: Chief Legal Officer and General Counsel

If to the Participant at the address set forth on the Performance Share Unit Award Grant Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

15. Assignment and Successors.

(a) This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the Commonwealth of Massachusetts and agree that such litigation shall be conducted in the state courts of Middlesex County, Massachusetts or the federal courts of the United States for the District of Massachusetts.

17. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

18. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

19. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20. Section 409A. The Award of PSUs evidenced by this Agreement is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, and shall be construed and administered in accordance with such intent; provided, however, that the tax treatment of the Award is not warranted or guaranteed. Neither the Company and its Subsidiaries, nor their respective directors, officers, employees and advisers shall be held liable for any taxes, interest, penalties or other monetary amounts that may owed by the Participant or other taxpayer as a result of the Award or this Agreement.

21. Compensation Recoupment Policy. The PSUs and any Shares delivered pursuant to this Agreement are subject to forfeiture or repayment as may be provided pursuant to the Company’s Compensation Recoupment Policy (or any successor compensation recovery policy), as in effect from time to time.

22. Terms for Awards to Participants Outside the United States. If the Participant is a foreign national, or is subject to Applicable Laws of one or more non-United States jurisdictions, then the Participant’s Award may be subject to such terms and conditions different from those specified in this Agreement, and set out in an appendix to this Agreement, as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.